As filed with the Securities and Exchange Commission on June 26, 1996

                           Registration No. 33-
                                               --------
===========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                          ----------------------
                                 FORM S-8

                          REGISTRATION STATEMENT

                                   under

                        THE SECURITIES ACT OF 1933

                          ----------------------

                   INDUSTRIAL SERVICES OF AMERICA, INC.
          (Exact name of registrant as specified in its charter)

Florida                                 59-0172746
(State of other jurisdiction            (I.R.S. Employer
of incorporation or organization)       Identification No.)

       7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky  40232
       (Address of principal executive offices)             (Zip Code)

                          ----------------------


          INDEPENDENT CONSULTING SERVICES AGREEMENT, CONFIDENTIAL
           INFORMATION AND NON-COMPETITION AGREEMENT INDEPENDENT
             CONTRACTOR, AND STOCK OPTION AGREEMENT - MAXWELL
                         (Full title of the Plan)

                          ----------------------


Harry Kletter, President                Copy to:
Industrial Services of America, Inc.    Alex P. Herrington, Jr.
7100 Grade Lane, P.O. Box 32428         Stites & Harbison
Louisville, Kentucky 40232              400 W. Market Street, Suite 1800
                                        Louisville, Kentucky 40202-3352
(Name and address of agent for service)

(502) 368-1661
(Telephone number, including
area code, of agent for service)

                          -----------------------


Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
                      CALCULATION OF REGISTRATION FEE

                              Proposed   Proposed
                              maximum    maximum
Title of                      offering   aggregate   Amount of
Securities to   Amount to be  price per  offering    registration
be registered   registered    share (1)  price (1)   fee (2)
- -------------   ----------    ---------  ---------   ------------

Common Stock,
$.01 par value   100,000      $.50       $50,000     $100.00
- -----------------------------------------------------------------

(1) Based on the exercise price of the option to purchase the maximum number of shares offered pursuant to the Stock Option Agreement - Maxwell, dated as of March 31, 1995 and executed on June 26, 1996, by and between Industrial Services of America, Inc. and Douglas I. Maxwell, III and for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2) Based on the greater of $100.00 or 1/29th of one percent of the maximum aggregate offering price.

PROSPECTUS
- ----------
              INDUSTRIAL SERVICES OF AMERICA, INC.
                         100,000 SHARES
                  COMMON STOCK, $.01 PAR VALUE

                     ----------------------

       TO BE ISSUED PURSUANT TO THE INDEPENDENT CONSULTING
   SERVICES AGREEMENT - MAXWELL, CONFIDENTIAL INFORMATION AND
   NON-COMPETITION AGREEMENT INDEPENDENT CONTRACTOR - MAXWELL,
              AND STOCK OPTION AGREEMENT - MAXWELL

     This Prospectus is part of a Registration Statement which registers an aggregate 100,000 shares of Common Stock, $.01 par value ("Common Stock") of Industrial Services of America, Inc. (the "Company"), a Florida corporation, which may be issued, as set forth herein, to Douglas I. Maxwell, III ("Optionee"), pursuant to common stock options ("Options") to purchase up to 100,000 shares of the Common Stock of the Company. All of the Options were granted to Optionee pursuant to the 1995 Independent Consulting Services Agreement - Maxwell, dated as of March 31, 1995 and executed on June 26, 1996, the Confidential Information and Non-Competition Agreement Independent Contractor - Maxwell, and the Stock Option Agreement - Maxwell (collectively the "Agreement"). The Company has been advised by Optionee that he may sell all or a portion of its shares of Common Stock from time to time as follows: (a) block trades in which the brokers or dealers so engaged will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) in privately negotiated transactions not involving a broker or dealer. In effecting sales, brokers or dealers engaged to sell shares may arrange for other brokers or dealers to participate. Brokers or dealers engaged to sell shares will receive compensation in the form of commissions or discounts in amounts to be negotiated by Optionee immediately prior to each sale. The Company will receive no proceeds from any sales of Common Stock by Optionee. Optionee and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

The date of the Prospectus is June 26, 1996.

                     TABLE OF CONTENTS
                                                           Page

A.   Available Information                                    3

B.   Information Incorporated by Reference                    3

C.   The Company                                              4

D.   Independent Consulting Services Agreement -
     Maxwell, Confidential Information and Non-
     Competition Agreement Independent Contractor -
     Maxwell, and Stock Option Agreement - Maxwell          4-7

     1.   Consulting Agreement Terms and Provisions           4
     2.   Non-Compete Agreement Terms and Conditions          5
     3.   Option Terms and Provisions                       5-6
     4.   Federal Income Tax Effects                          6
     5.   Restrictions Under Securities Law                 6-7

E.   Use of Proceeds                                          7

F.   Risk Factors                                           7-8

     1.   Effect of Issuance of Additional Common Stock       7
     2.   Business and Economic Factors                       7
     3.   Competition                                         7
     4.   Absence of Dividends                              7-8

G.   Transfer Agent                                           8

H.   Legal Matters                                            8

I.   Experts                                                  8

J.   Statement on Indemnification                             8

A.   AVAILABLE INFORMATION

     Industrial Services of America, Inc. (the "Company") is subject to the informational requirements of Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports on Forms 8-K, 10-QSB, and 10 KSB with the Securities and Exchange Commission (the "Commission"). Such reports filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports can also be inspected and copied at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 100,000 shares of the Company's Common Stock, which may be issued to Douglas I. Maxwell, III ("Optionee"), a consultant of the Company, upon the exercise of common stock options issued to said consultant, pursuant to a written consulting agreement. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration
Statement, including the exhibits thereto.   Statements in this
Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.

B.   INFORMATION INCORPORATED BY REFERENCE

     The following documents filed with the Commission are incorporated herein by reference:

     1. The Company's latest Annual Report on Form 10-KSB for its fiscal year ended December 31, 1995;

     2. The Company's latest Quarterly Report on Form 10-QSB for its quarter ended March 31, 1996;

     3.   The Company's report on Form 8-K filed February 23,
1996.

     4. All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in paragraph 1 above.

All reports and other documents subsequently filed by the Company pursuant to sections 13(a), 13(c), and 15 (d) of the Exchange Act prior to the termination of the offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO HARRY KLETTER, PRESIDENT, INDUSTRIAL SERVICES OF AMERICA, INC., 7100 GRADE LANE, P.O. BOX 32428, LOUISVILLE, KENTUCKY 40232, THE TELEPHONE NUMBER IS (502) 368-1661.

C.   THE COMPANY

     The Company was incorporated under the laws of the State of Florida on September 30, 1953, as Alson Manufacturing Co., Inc. The Company is an integrated solid waste management consulting company engaged in the business of retail and industrial waste management and waste handling equipment sales and service. The Company's principal executive offices are located at 7100 Grade Lane, P.O. Box 32428, Louisville, Kentucky 40232 and its telephone number is (502) 368-1661.

D.   INDEPENDENT CONSULTING SERVICES AGREEMENT - MAXWELL,
     CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT
     INDEPENDENT CONTRACTOR - MAXWELL, AND STOCK OPTION AGREEMENT
     - MAXWELL

     1.   Consulting Agreement Terms and Provisions

     The Company and Douglas I. Maxwell, III ("Optionee") entered into the Independent Consulting Services Agreement - Maxwell (the "Consulting Agreement"), the Confidential Information and Non-Competition Agreement Independent Contractor - Maxwell (the "Non-Compete Agreement") and Stock Option Agreement - Maxwell (the "Stock Option Agreement"), each dated as of March 31, 1995, although executed on June 26, 1996. Under the terms of the Consulting Agreement, Optionee will stand ready, willing and able to provide the Company with professional consulting services, including general business analyses, management and marketing, business opportunity evaluation and merger/acquisition "finder" services. Optionee agrees to make reasonable efforts to (a) assist the Company in evaluating potential corporate opportunities, including corporate development, business and asset merger and acquisition "finding" services; (b) provide the Company with a variety of general business analyses, marketing and management consulting; and (c) protect trade secrets and other proprietary information, the disclosure of which would cause irreparable harm to the Company and any possible acquisition candidates it may have under evaluation, from time to time. In connection with the Consulting Agreement, the Optionee agreed to enter into the Non-Compete Agreement. The term of the Consulting Agreement will continue through March 31, 1997 unless sooner terminated as provided therein. The Consulting Agreement does not prohibit the Company from engaging other consultants to perform the same or similar services as those provided by Optionee nor is Optionee prohibited or limited in any way from providing the same or similar services to any other individual or business enterprise. In that connection, the Company has entered into an Independent Consulting Services Agreement - Sullivan, Confidentiality Information and Non-Competition Agreement Independent Contractor - Sullivan, and Stock Option Agreement - Sullivan each dated as of March 31, 1995 although also executed on June 26, 1996, with Neil C. Sullivan. As a portion of compensation under those agreements for services similar to those to be provided by Optionee, Mr. Sullivan has been granted an option to purchase 100,000 shares of the Company's Common Stock at $2.00 per share for a period ending two (2) years from March 31, 1995.

     In consideration for its agreement to provide such services, pursuant to the Consulting Agreement the Company issued to Optionee in accordance with the Stock Option Agreement, as a portion of compensation, an option (the "Option") to purchase an aggregate of 100,000 shares of the Company's Common Stock at $.50 per share. The Option was issued in conjunction with the Consulting Agreement and is anticipated to expire 24 months from the Effective Date (the "Expiration Date"). Another portion of the compensation paid to Optionee included a potential cash fee as mutually agreed between the Company and the Optionee with regard to acquisitions or other business opportunities on which Optionee performed services on behalf of the Company. To date no such fee has been paid.

     2.   Non-Compete Agreement Terms and Conditions

     As part of the Consulting Agreement, the Company and Optionee entered into the Non-Compete Agreement. Pursuant to the terms of the Non-Compete Agreement, the Optionee agrees to keep all confidential and proprietary information of the Company confidential and to return all confidential documents to the Company upon Optionee's termination of his consultant relationship with the Company. In addition, following Optionee's termination as a consultant to the Company, the Optionee is obligated (i) to cease representing himself as a representative of the Company; (ii) to refrain from soliciting, interfering with or attempting to entice away from the Company any employee or sales agent of the Company; (iii) during the term of Optionee's consulting relationship with the Company and for a period of three (3) years after the termination of Optionee's consulting relationship with the Company, to not, directly or indirectly, engage in any employment or business within the Commonwealth of Kentucky and states contiguous thereto as an independent contractor, sales representative, employee, officer or director competitive with the business of the Company.

     3.   Option Terms and Provisions

     The Option was issued pursuant to the Stock Option Agreement and was not issued pursuant to any program or plan being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose. The specific terms of the Option are as follows:

     As a portion of compensation for his professional consulting services, the Company grants to the Optionee the right, at his option, to purchase up to an aggregate of 100,000 shares of common stock ($.01 par value) of the Company at a price of $.50 per share, all of which Option shall be exercisable, any time within twenty-four (24) months from the Effective Date of the Stock Option Agreement. An anti-dilution provision, as set forth in greater detail below, maintains the portion of the shares underlying the Option in the event that the Company causes to be issued additional shares.

     The Option may be exercised, in whole or in part, but in denominations not less than one thousand (1,000) shares, at any time prior to 3:00 p.m. Louisville, Kentucky time on the Expiration Date, by giving written notice to the Company to that effect. If the notice of exercise specifies a number of shares less than 100,000 shares, and the time for exercise has not expired, the Company shall provide the Optionee with a new revised Stock Option Agreement for the balance of the number of shares subject to the Option and then remaining unexercised.

     The number of shares of the Company underlying the Option will be proportionally increased in the event that the Company causes to be issued additional shares in the form of a stock dividend, stock split, option exercise at less than book value (other than upon exercise of the option granted to Neil C. Sullivan), or other reclassification. In the alternative, the number of shares of the Company underlying the Option will be proportionally decreased in the event of a reverse split or reclassification. In the event that stockholders of the Company are granted the right to purchase additional shares from the proceeds of a cash dividend by the Company, such event shall be treated as a stock dividend as it relates to the Option. In addition, Optionee has been granted piggyback registration rights in connection with the first registration statement of the Company to be used to offer and sell shares of the Company's $.01 par value common stock for cash. The piggyback registration rights provide Optionee with the right to notify the Company and request that all or a part of the underlying shares subject to the Option be included in the first registration statement which the Company prepares and files with the Commission. The number of shares to be included in any such registration statement shall be the sole decision of any underwriter selected by the Company in connection with the sale of shares pursuant to such registration statement.

     The Optionee agrees on behalf of himself and others claiming benefits by virtue of the Stock Option Agreement that it shall not be assigned, transferred, pledged or hypothecated in any way.
Any attempted assignment of rights under the Stock Option
Agreement shall be null and void.

     4.   Federal Income Tax Effects

          (a)  Tax Rate.  Pursuant to the Revenue Reconciliation
               --------
Act of 1993, effective for tax years beginning after December 31, 1992, the maximum statutory Federal income tax rate on ordinary income has been increased to 36%. A 10-percent surtax is imposed for taxable income in excess of $250,000, thereby increasing the new top tax rate to 39.6%. The maximum statutory rate on net capital gains for individuals, estates and trusts is still limited to 28%.

          (b)  Effects.  Options granted under the Stock Option
               -------
Agreement are "nonqualified stock options" for federal income tax purposes. Generally, an employee receiving such an option does not recognize taxable income at the time of the grant of the option but instead recognizes ordinary income upon exercise of the option in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price.

     Although neither the Company nor the holder are currently subject to liability provisions of Section 16(b) of the Exchange Act, if upon exercise of the Option, the holder is restricted from selling the shares because the holder would be subject to liability under Section 16(b) of the Exchange Act as a corporate insider of the Company, then the holder will recognize ordinary income in the taxable year in which he would no longer be subject to liability under Section 16(b) of the Exchange Act were he to sell the shares at a profit, in an amount equal to the excess of the fair market value of the shares on the date he would no longer be subject to such liability over the option exercise price. Under Section 16(b) of the Exchange Act, a corporate insider will generally not be subject to such Section 16(b) liability once six months have elapsed from the date of grant of the option and, in any event, for federal income tax purposes no
Section 16(b) liability will be deemed to exist once six months have elapsed from the date of exercise. However, an option holder subject to Section 16(b) at the time of exercise may elect, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in income in the year of exercise an amount equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Such election must be made within 30 days of the date of exercise.

     Upon disposition of the shares acquired upon exercise, the appreciation or depreciation in share value after the date ordinary income is recognized will be treated as capital gain or
loss.   The amount of ordinary income recognized by the option
holder is generally deductible by the Company in the year that such income is recognized.

     THE FOREGOING IS NOT INTENDED TO BE A COMPLETE STATEMENT OF APPLICABLE LAW. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC FEDERAL, STATE AND LOCAL TAX TREATMENT OF THE OPTIONS BECAUSE SUCH TREATMENT WILL VARY DEPENDING UPON YOUR INDIVIDUAL CIRCUMSTANCES.

     5.   Restrictions Under Securities Laws

     The sale of any shares of Common Stock acquired upon the exercise of options must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. The foregoing is not intended to be a complete statement of applicable law and Optionee should rely on his own legal counsel with respect thereto.


E.   USE OF PROCEEDS

     Any proceeds received by the Company as the result of the exercise of the Option will be used for general working capital purposes. However, the Company will receive none of the proceeds from the sale of any shares issued upon exercise of the Option.

F.   RISK FACTORS

     1.   Effect of Issuance of Additional Common Stock

     Pursuant to the Stock Option Agreement - Sullivan (the "Sullivan Option"), dated as of March 31, 1995 and executed on June 26, 1996, with Neil C. Sullivan, the Company will have outstanding options for the purchase of up to 100,000 shares of the Common Stock of the Company at an option price of $2.00 per share. The shares subject to the Sullivan Option are exercisable contemporaneously with Optionee's shares subject to the Stock Option Agreement. To the extent Mr. Sullivan exercises the Sullivan Option and sells Common Stock of the Company underlying the Sullivan Option, a dilutive effect upon the value of the Common Stock described in this Prospectus could occur. In addition, since the closing median of the bid and asked quotations for the Common Stock of the Company on the Over the Counter Bulletin Board ("OTCBB") operated by the National Association of Securities Dealers, Inc. as of June 25, 1996 was $13.50, and assuming the exercise of the options by Mr.
Sullivan and the Optionee, the quoted prices of the Common Stock may decrease with the introduction into the OTCBB of shares subject to these options that may be exercised and the shares sold considering the relatively small supply of shares presently being traded on the OTCBB. Additionally, the Company anticipates that the exercise of the Options by Mr. Sullivan and the Optionee will cause a dilutive effect on earnings per share of not more than five cents ($.05) per share.

     2.   Business and Economic Factors

     The future of the Company, and of the Company's operations, will be subject to a number of business and other factors beyond management's control, such as economic slowdowns and increased competition. Unfavorable general economic conditions could adversely affect the operating results of the Company. There can be no assurance that the Company would be able to sustain its operations in the event of an economic slowdown for an extended period of time or if general economic conditions in the U.S.

     3.   Competition

     Each of the Company's current and proposed business segments is characterized by competition. Many companies offer or are engaged in the development of products or the provisions of services which may be or are competitive with the Company's present or proposed products or services. Many of these entities have substantially greater financial, technical, manufacturing, marketing, distribution, and/or other resources than the Company. There can be no assurance that the Company will be able to compete successfully with such companies.

     4.  Absence of Dividends

     The Company has not paid and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future, but instead intends to retain all working capital and earnings, if any, for use in the Company's business operations and in the expansion of its business.

G.   Transfer Agent

     The Transfer Agent for the shares of Common Stock is American Securities Transfer, Inc., Lakewood, Colorado, (303)
234-5300.

H.   Legal Matters

     Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Stites &
Harbison, 400 West Market Street, Suite 1800, Louisville,
Kentucky 40202-3352, counsel to the Company.

I.   Experts

     The audited consolidated financial statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Mather, Hamilton & Co., independent certified public accountants, given on the authority of said firm as experts in auditing and accounting.

J.    Statement On Indemnification

     Under provisions of the Company's Amended and Restated Articles of Incorporation, any person made a party to any lawsuit by reason of being a director or officer of the Company, or any parent or subsidiary thereof, shall be indemnified by the Company to the full extent authorized by the Florida Business Corporation Act, other than in situations where such person shall be adjudged to be liable for negligence or misconduct in the performance of duty. The right of indemnification shall not extend to or include indemnification for liabilities arising under the Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The documents listed in (a) through (d) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

(a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995;

(b) The Registrant's latest Quarterly Report on Form 10-QSB for its quarter ended March 31, 1996;

(c)  The Registrant's report on Form 8-K filed February 23, 1996;
and

(d) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Form 10-KSB referred to in (a) above.


Item 4.  DESCRIPTION OF REGISTRANT'S SECURITIES.

     The Registrant is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share. The holders of Common Stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Registrant legally available for distribution to stockholders, after the payment of all debts and other liabilities and any payments due to holders of shares of Preferred Stock.

     No holder of Common Stock has a preemptive or preferential right to purchase or subscribe for any unissued or additional authorized stock or any securities of the Registrant convertible into shares of its Common Stock.

     The Common Stock does not have cumulative voting rights which means that the holders of more than 50% of the Common Stock voting for the election of directors can elect 100% of the directors of the Registrant if they choose to do so. The By-Laws of the Registrant require that a majority of the issued and outstanding shares of the Registrant be represented to constitute a quorum and transact business at a stockholders' meeting.


Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

(a)  Article XII of Registrant's Certificate of Amendment of
Certificate of Incorporation provides:

          The corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party by reason of being or having been directors or officers or a director or officer of the corporation, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any by-laws, agreement, vote of stockholders, or otherwise. The right of indemnification hereinabove stated shall under no circumstances extend to or include indemnification for liabilities arising under the Securities Act of 1933, as amended.

b. Section 607.0850 of the Florida Business Corporation Act provides that:

          (1) A corporation shall have power to
          indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          (2)  A corporation shall have power to
          indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, *actually and reasonably incurred in connection with the defense or settlement of such proceeding including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (3)  To the extent that a director, officer,
          employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

          (4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

          (a)  by the board of directors by a majority
          vote of a quorum consisting of directors who were not parties to such proceeding;

          (b)  if such a quorum is not obtainable or,
          even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

          (c)  By independent legal counsel;

          1.  Selected by the board of directors
          prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

          2.  If a quorum of the directors cannot be
          obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate) or

          (d)  By the shareholders by a majority vote
          of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

          (5)  Evaluation of the reasonableness of
          expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

          (6)  Expenses incurred by an officer or
          director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the corporation pursuant to this section.
          Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

          (7)  The indemnification and advancement of
          expenses provided pursuant to this section are not exclusive, and a corporation may make any other further indemnification or advancement of expense of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a)  A violation of the criminal law, unless
          the director, officer, employee, or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b)  A transaction from which the director,
          officer, employee, or agent derived an
          improper personal benefit;

          (c)  In the case of a director, a circum-
          stance under which the liability provisions of s.607.0834 are applicable; or

          (d)  Willful misconduct or a conscious
          disregard for the best interests of the
          corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          (8)  Indemnification and advancement of
          expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

          (9)  Unless the corporation's articles of
          incorporation provide otherwise,
          notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

          (a)  The director, officer, employees, or
          agent is entitled to mandatory indemnifica-tion under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

          (b)  The director, officer, employee, or
          agent is entitled to indemnification or
          advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

          (c)  The director, officer, employee, or
          agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

          (10) For purposes of this section, the term
          "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (11) For purposes of this section: (a) the term "other enterprises" includes employee benefit plans; (b) the term "expenses" includes counsel fees, including those for appeal; (c) the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; (d) the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;
          (e) the term "agent" includes a volunteer;
          (f) the term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and
          (g) the term "not opposed to the best
          interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

          (12) A corporation shall have power to
          purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.


Item 8.  EXHIBITS.

The following documents are filed as Exhibits to this Registration Statement:

4(a) --Independent Consulting Services Agreement - Maxwell
 (b) --Stock Option Agreement - Maxwell

5.1 --Opinion of Stites & Harbison as to the validity of the shares being registered, including consent.

10.1 --Confidential Information and Non-Competition Agreement
Independent Contractor - Maxwell

23.1 --Consent of Stites & Harbison (included in Exhibit 5.1 hereto)

23.2 --Consent of Mather, Hamilton & Co., Certified Public
Accountants


Item 9.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act")

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 of Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnifi-cation by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky on the 26th day of June, 1996.


                         INDUSTRIAL SERVICES OF AMERICA, INC.
                         (Registrant)

                         By: /s/ Harry Kletter
                            -------------------------------------
                             Harry Kletter,
                             President and Chief Executive
                              Officer


Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




SIGNATURE                     TITLE                  DATE
- ---------                     -----                  ----


/s/ Harry Kletter
- --------------------
Harry Kletter            Director, President,     June 26, 1996
                         Chief Executive Officer
                         and Chief Financial
                         Officer (Principal
                         Executive Officer and
                         Principal Financial
                         Officer)


/s/ Roberta Kletter
- ---------------------
Roberta Kletter          Director and             June 26, 1996
                         Executive Vice-
                         President


/s/ Matthew L. Kletter
- ----------------------
Matthew L. Kletter       Director and             June 26, 1996
                         General Counsel


/s/ Alan Schroering
- ---------------------
Alan Schroering          Controller (Principal    June 26, 1996
                         Accounting Officer)

                          EXHIBIT 4(a)
                          ------------

       INDEPENDENT CONSULTING SERVICES AGREEMENT - MAXWELL
       ---------------------------------------------------

THIS INDEPENDENT CONSULTING SERVICES AGREEMENT - MAXWELL (the
"Agreement") is made as of this 31st day of March, 1995 (the
"Effective Date") by and between the following parties:

INDUSTRIAL SERVICES OF AMERICA, INC., hereinafter referred to as
"ISA", incorporated under the laws of the State of Florida, and maintaining its principal executive offices at 7100 Grade Lane, Louisville, Kentucky 40213; and

DOUGLAS I. MAXWELL, III hereinafter referred to as "CONSULTANT", of 245 Chenoweth Lane, Louisville, Kentucky 40207.

WITNESSETH:

WHEREAS, the parties being mutually desirous of entering into a formal business relationship, do agree that the following accurately reflects their understanding and recognition of the varied and valuable consulting services to be provided to ISA.

IN CONSIDERATION of the covenants, terms and conditions herein related, the undersigned parties agree as follows:

     1. CONSULTANT'S OBLIGATIONS. At all times for the duration of this Agreement, the Consultant shall stand ready, willing and able to provide to ISA, his professional consulting services, including general business analysis, management and marketing, business opportunity evaluation and merger/acquisition "finder" services. Consultant will take whatever reasonable efforts necessary:

          1.1 To assist ISA in evaluating potential corporate opportunities, including corporate development, business and asset merger and acquisition
               "finding" services.

          1.2 To provide ISA with a variety of general business analysis, marketing and management consulting.

          1.3 To protect trade secrets and other proprietary information, the disclosure of which would cause irreparable harm to ISA and any possible acquisition candidates it may have under evaluation, from time to time. Consultant acknowledges that he has signed a non-disclosure and non-competition agreement in the form of Exhibit A.

     2. CONTINUING CONSULTING AGREEMENTS. Consultant will make available his services as outlined, and as may hereafter be agreed upon. This Consulting Agreement shall be effective through March 31, 1997,unless earlier terminated by mutual agreement.

     3. ISA'S OBLIGATIONS. At all times for the duration of this Agreement, and in furtherance hereof, ISA agrees to provide all reasonable support to the Consultant necessary to perform the services hereunder. ISA shall provide information, documentation and assistance to Consultant in its performance of its services, and shall not withhold unreasonably or fail to timely approve, all documents and information required for Consultant to complete his tasks hereunder.

     4. COMPENSATION. The Consultant shall be compensated for his services as follows:

          4.1 FEES. Payment of any cash fee with regard to acquisitions or other business opportunities may hereafter be mutually agreed upon by the parties on a deal-by-deal basis.

          4.2 EXPENSES. Only with its prior written consent, ISA shall reimburse Consultant for any reasonable and necessary travel, entertainment, and related business expenses incurred in the performance of Consultant's obligations hereunder.

          4.3 ADDITIONAL COMPENSATION. ISA shall as of the Effective Date enter into a Stock Option Agreement with Consultant a copy of which is annexed hereto as Exhibit B under which ISA shall grant to Consultant the right to purchase, at any time within twenty-four (24) months from the Effective Date, up to an aggregate of One Hundred Thousand (100,000) Shares of ISA's Common Stock, at the exercise price of $.50 per share. The exercise of such options shall be made in one thousand (1,000) share denominations.

          4.4 REGISTRATION OF SHARES. ISA hereby agrees to use its best efforts to cause a timely filing with the Securities and Exchange Commission (i.e within thirty (30) business days of the date of execution hereof) and at its own expense, of an S-8 Registration Statement, to register therein the aforementioned Stock Option and the underlying Shares.

     5.   MISCELLANEOUS.

          5.1 NON-EXCLUSIVE AGREEMENT. This Agreement shall not prohibit ISA from engaging other consultants to perform the same or similar services as to be provided by Consultant nor is

Consultant prohibited or limited in any way from providing the same or similar services to any other individual or business enterprise.

          5.2 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall represent a binding obligation upon the executing party respectively, and all of which together shall constitute one and the same instrument.

          5.3 CAPTIONS. The paragraph captions are for descriptive purposes only and shall have no effect with regard to the content or validity of the content thereof.

          5.4 CONTROLLING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Kentucky.

          5.5 EFFECTIVE DATE. This Agreement shall take effect retroactive to the Effective Date upon the date of execution hereof.

          5.6 BACKGROUND CHECK. The Consultant agrees to ISA's performing a background check, including a criminal records check as well as a credit report check, and further warrants that he has not been convicted of a felony within the last five (5) years and has not gone bankrupt or facilitated an assignment for the benefit of creditors within the last five (5) years and has not been held liable for any act of civil fraud within the last five
(5) years.

          5.7 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Agreement has been entered into in the Commonwealth of Kentucky and validity, interpretation and legal effect of this Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon you by delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the

Commonwealth of Kentucky. Notwithstanding the foregoing, if we become a party in any action or proceeding, including without limitation, any arbitration instituted by any third party in any court or forum or in any matter as to which we may be entitled to indemnification by you under this Agreement or otherwise, you hereby irrevocably consent to the jurisdiction of each such court or other forum, wherever located, and you agree not to raise the defenses of lack of jurisdiction, lack of venue or forum non conveniens or any similar grounds.

          5.8 TOTAL AGREEMENT. This Agreement, including the other agreements referred to herein, is the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement rescinds any and all prior agreements and understandings between the parties with respect to the subject matter covered in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on this 26th day of June, 1996.

                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         By: /s/ Harry Kletter
                             ------------------------------------
                              Harry Kletter

                         Title:  President



                         Accepted by:

                         /s/ Douglas I. Maxwell, III
                         ----------------------------------------
                         Douglas I. Maxwell, III, Consultant

                            EXHIBIT A
                            ---------

     CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT
     ------------------------------------------------------
                INDEPENDENT CONTRACTOR - MAXWELL
                --------------------------------


This CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT -
MAXWELL is made by and between INDUSTRIAL SERVICES OF AMERICA, INC. (the "Corporation") and Douglas I. Maxwell, III, 245
Chenoweth Lane, Louisville, Kentucky 40207 (the "Consultant") as of the 31st day of March, 1995.

I.   DEFINITIONS
     -----------

The following terms, as used in this Agreement, shall have the following meanings:

     1.1 "Agreement" shall mean this Confidential Information and Non-Competition Agreement - Maxwell.

     1.2 "Confidential and Proprietary Information" shall mean any and all secret, confidential, proprietary, or private information, including, without limitation, any trade secrets, patents, patents applied for, copyrights, customers, suppliers, financial information, manufacture, fabricating procedures, specifications, business plans, data records, and other information, whether considered confidential or not, of which Contractor shall have obtained knowledge in his position of employment with Corporation, whether before or after this Agreement is signed.

     1.3 "Consultant" shall mean Douglas I. Maxwell, III a party to this Agreement, who is located at 245 Chenoweth
          Lane, Louisville, Kentucky 40207.

     1.4  "Corporation" shall mean Industrial Services of
          America, Inc., a Florida corporation, with its principal office and place of business located at 7100
          Grade Lane, Louisville, Kentucky, 40213.

     1.5 "Parties" shall mean the Consultant and the Corporation.

     1.6  "Party" shall mean the Consultant or the Corporation.


II.  PURPOSE OF THIS AGREEMENT
     -------------------------

     2.1 Corporation is engaged, among things, in the provision of waste management consulting and management services, and the sale of related products. In its business,

          Corporation utilizes sophisticated technology, which technology includes, but is not limited to, Confidential and Proprietary Information.

     2.2 The Parties acknowledge that Consultant, during his employment with Corporation, may acquire Confidential and Proprietary Information which, under no circum-stances, should be disclosed to others during or after termination of Consultant's employment relationship with Corporation. Therefore, Corporation desires to obligate Consultant in this regard to the terms and conditions of this Agreement, and Consultant is willing to be obligated accordingly.


III. CONSIDERATION
     -------------

In consideration of entering into this Agreement, Consultant is providing services for the Corporation.


IV.  CONFIDENTIAL INFORMATION
     ------------------------

     4.1 All Confidential and Proprietary Information of Corporation, possession of which shall have come to Consultant at any time, are by this Agreement agreed to be the property of Corporation, and upon Corporation's request or upon termination of Consultant's employment with Corporation, Consultant shall deliver to Corporation immediately any and all documents relating to same. Upon termination of Consultant's employment with Corporation, all written information of any kind whatsoever concerning Corporation's Confidential and Proprietary information (including, but not limited to, computer programs) and all copies of any and all of the foregoing which may be in Consultant's possession, or over which Consultant may have control, shall be delivered by Consultant to Corporation immediately, with no demand therefore being required except that Consultant may retain copies of his/her own work product the use of which shall be governed by the terms hereof. Consultant acknowledges that all such documents and information are, at all times, the property of Corporation, and constitute trade secret and proprietary information and property belonging to Corporation.

     4.2 It is understood and agreed that the various materials and tools provided by Corporation and/or which are utilized by Consultant in the performance of his/her duties and responsibilities are and shall remain the property of Corporation.

V.   COVENANT NOT TO COMPETE
     -----------------------

     5.1 Following the termination of his employment hereunder, Consultant agrees that he will not, directly or indirectly, represent that he is, in any way, connected with or interested in the business of Corporation, or either for his own account or for the account of any other person, firm, or corporation, solicit, interfere with, or endeavor to entice away from Corporation any employee or sales agent of Corporation.

     5.2 During the term of his employment hereunder and for a period three (3) years after the termination of his employment hereunder (such period not to include any period of violation or period of time required for litigation to enforce the covenant), Consultant shall not, directly or indirectly, engage in any employment or business as an independent contractor, sales representative, employee, officer, or director competitive with the business of Corporation within the Commonwealth of Kentucky and states contiguous thereto (the "Territory").

     5.3 It is recognized that Corporation conducts its business, consulting, marketing, promoting, and selling Corporation's products and services throughout the Territory and that the three (3) year restriction throughout said Territory is absolutely necessary to give effect to this Agreement, and is a reasonable restriction by Agreement.

     5.4 It is agreed and understood that the purpose of this limitation is for the protection of Corporation in that Consultant will have access to Corporation's customers and information in relation to its business, including Confidential and Proprietary Information, and therefore, competition within the Territory in the time period set forth above would be detrimental to Corporation and undermine the purpose of this Agreement. This employment limitation, however, is limited to employment or business which competes with Corporation's business activities, and is not meant to deprive Consultant from being employed by Corporation, or otherwise in the management or ownership of any business so long as the nature of said business or ownership duties do not compete with the business or Corporation. Consultant recognizes the legitimacy and reasonableness of this restriction and agrees to be bound thereby.

VI.  MISCELLANEOUS
     -------------

     6.1 This Agreement shall be binding upon the Parties hereto and their respective successors and assigns of Corporation.

     6.2 Consent to Jurisdiction and Service of Process. This Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration
          Association.   Any action or other proceeding which
          involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon you by delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky. Notwithstanding the foregoing, if we become a party in any action or proceeding, including without limitation, any arbitration instituted by any third party in any court or forum or in any matter as to which we may be entitled to indemnification by you under this Agreement or otherwise, you hereby irrevocably consent to the jurisdiction of each such court or other forum, wherever located, and you agree not to raise the defenses of lack of jurisdiction, lack of venue or forum non conveniens or any similar grounds.

     6.3 Any violation by Consultant of his obligations hereunder, whether during or subsequent to his employment hereunder, shall, in addition to any other relief which may be recoverable, entitle Corporation to an immediate injunction and restraining order to prevent such violations or continued violation without having to prove damages. It is agreed that any such violation will cause Corporation irreparable damage for which Corporation shall have a remedy by injunction and restraining order. Such violation by Consultant shall further subject Consultant to pay any and all reasonable expenses incurred by Corporation in connection with the enforcement of Corporation's rights hereunder including but not limited to reasonable attorney's fees. Notwithstanding the foregoing, Consultant shall be entitled to contest the proceedings contemplated herein.

     6.4 If Corporation fails to take action for any violation of this Agreement, such failure shall not constitute a waiver or estoppel as to said violation of applicable provisions, but Corporation shall have the right to enforce or take such action for any prior violation or future violation without being subjected to the defense of waiver or estoppel as to said violation of applicable provision, but Corporation shall have the right to enforce or take such action for any prior violation or future violation without being subjected to the defense of waiver or estoppel.

     6.5 If any provision or clause of this Agreement, or application thereof, is held to be invalid by act of any court or legislature, such invalidity shall not affect the provisions of applications of this Agreement which may be given effect without the invalid provision or application, and to this end, the provisions of this Agreement are to be construed as severable.

     6.6 This Agreement may not, on behalf of, or in respect to either Party be changed, modified, released, discharged, abandoned, or otherwise terminated, in whole or in part, except by an instrument in writing signed by Consultant and an authorized officer of Corporation.

     6.7 This Agreement constitutes the entire agreement between the Parties hereto with respect to this subject matter and shall be deemed to wholly cancel, terminate, and supersede any agreement, written or oral, heretofore entered into between the Parties pertaining thereto.

     6.8 This Agreement is the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement rescinds any and all prior agreements and understandings between the parties with respect to the subject matter covered in this Agreement.


                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         /s/ Harry Kletter
                         ----------------------------------------
                            HARRY KLETTER, PRESIDENT

                         AGREED TO:


                         BY: /s/ Douglas I. Maxwell, III
                            -------------------------------------
                            DOUGLAS I. MAXWELL, III, CONSULTANT

                           EXHIBIT "B"
                           -----------

100,000 Shares                               Exercise Price: $.50
- --------------                               --------------------

                STOCK OPTION AGREEMENT - MAXWELL

THIS STOCK OPTION AGREEMENT - MAXWELL (the "Option Agreement") made and effective as of the 31st day of March 1995 (the "Effective Date"), between INDUSTRIAL SERVICES OF AMERICA, INC., herein referred to as the "CORPORATION", being incorporated under the laws of the State of Florida, maintaining its principal place of business at 7100 Grade Lane, Louisville, Kentucky 40213; and Douglas I. Maxwell, III, herein referred to as "CONSULTANT", of 245 Chenoweth Lane, Louisville, Kentucky 40207.

WITNESSETH:

WHEREAS, the variety of services rendered by Consultant, including general business, management and business opportunity evaluation, merger and acquisition "finder" services, represents an important and valuable aid to the conduct of the Corporation's business enterprise, and as such Corporation deems it to be in the best interests of the Corporation to secure the services of Consultant; and

WHEREAS, the Corporation desires to enter into this Option
Agreement with the Consultant containing the terms and conditions hereinafter set forth, and to grant to Consultant an option to purchase shares of the Common Stock of the Corporation.

NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the parties agree as follows:

     1. GRANT OF OPTION. In consideration of the foregoing, the Corporation hereby grants and issues to Consultant the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 100,000 Shares of Common Stock ($.01 par value) of the Corporation at a price of $.50 per share all of which Option shall be exercisable, in whole or in part at any time within twenty-four (24) months from the Effective Date hereof (the "Expiration Date").

          1.1 ANTI-DILUTION PROVISION. The number of shares underlying the option shall be proportionately increased in the event that the Corporation causes to be issued additional Shares in the form of a stock dividend, stock splits, option exercise at less than book value (with the exception of the exercise of options under the Stock Option Agreement-Sullivan, dated March 31, 1995, by and between the Corporation and Neil C. Sullivan), or other such reclassification; or conversely, proportionately decreased in the event of a reverse split or reclassification.
In the event that stockholders of the Corporation are granted the right to purchase additional shares from the proceeds of a cash dividend by the Corporation, such event shall be treated as a stock dividend as relates to the option.

     2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole, or in part at any time prior to 3:00 p.m. Louisville, Kentucky Time on the Expiration Date, by giving written notice to the Corporation to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Corporation of (a) this original Option Agreement
(b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule I to Option Agreement, to this option, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations (c) payment of the full purchase price, either by federal funds wire transfer to the bank depository to be specified by the Corporation or by certified check, U.S. funds, payable to the order of the Corporation, or on such other terms as may be acceptable to the Corporation. If the Notice of Exercise is for less than the total of 100,000 Shares, and the time for exercise has not expired, the Corporation shall provide the Consultant with a new or revised Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as stated herein.

     3. CORPORATION'S REPRESENTATION. The Corporation represents that it will use its best efforts to prepare, file, and maintain with the appropriate regulatory authorities an effective Registration Statement on Form S-8, or other applicable form, for the shares of its Common Stock underlying the Option granted by this Option Agreement, such Form S-8 to allow for the immediate resale of the shares subject to the Option Agreement. In addition in connection with any registration statement of the Corporation to be used to offer and sell shares of the Common Stock ($.01 par value) of the Corporation for cash, Consultant is hereby granted piggyback registration rights in connection with any registration statements of the Corporation to be used to offer and sell shares of the Common Stock $.01 par value of the Corporation for cash. Consultant may serve written notice upon the Corporation and request that all or part of the underlying shares of Common Stock be included in the first such registration statement which the Corporation shall prepare and file with the Securities and Exchange Commission subsequent to the date hereof satisfying the prior conditions hereof. The number of shares of the Common Stock subject to the option that may be included in any such registration statement shall be the sole decision of any underwriter selected by the Corporation for the offer and sale of the shares of the Common Stock of the Corporation included in the registration statement of the Corporation for which the

Consultant has piggyback registration rights. All expenses associated with the registration of the option and the underlying shares of Common Stock shall be borne solely by the Corporation.

     4. RESTRICTION AGAINST ASSIGNMENT. Except as otherwise expressly provided above, Consultant agrees on behalf of himself and of any other person or persons claiming any benefits by virtue of this Option Agreement, that this Option Agreement and the rights, interests and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Consultant or any other person claiming under Consultant by virtue hereof. Such rights, interests or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, or hypothecation, or other disposition of this Option Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy or any attachment or similar process thereupon, shall be null and void and without any legal effect.

     5. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Option Agreement. Any notice to the Corporation shall be addressed to the attention of the President. Any notice to the Corporation shall be addressed to the attention of the President. Either party may effect a change in such address by a prior written notice.

     6.   BINDING ACCEPTANCE.  By acceptance of this signed
Option Agreement, the Consultant does hereby agree to be bound by all of the terms and conditions set forth herein.

     7. GOVERNING LAW. This Option Agreement shall be construed under the laws of the Commonwealth of Kentucky.

     8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Option Agreement has been entered into in the Commonwealth of Kentucky and validity, interpretation and legal effect of this Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Option
Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon you by delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky. Notwithstanding the foregoing, if we become a party in any action or proceeding, including without limitation, any arbitration instituted by any third party in any court or forum or in any matter as to which we may be entitled to indemnification by you under this Option Agreement or otherwise, you hereby irrevocably consent to the jurisdiction of each such court or other forum, wherever located, and you agree not to raise the defenses of lack of jurisdiction, lack of venue or forum non conveniens or any similar grounds.

     9. TOTAL AGREEMENT. This Option Agreement is the entire agreement between the parties hereto relating to the subject matter hereof. This Option Agreement rescinds any and all prior agreements and understandings between the parties with respect to the subject matter covered in this Option Agreement

IN WITNESS WHEREOF, the Corporation has executed this Option
Agreement by its duly authorized corporate officer on the 26th day of June, 1996 to be effective retroactive to the Effective Date.


                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         By: /s/ Harry Kletter
                            -------------------------------------

                         Title:  President
                               ----------------------------------


                         Accepted By:


                         /s/ Douglas I. Maxwell, III
                         ----------------------------------------
                         Douglas I. Maxwell, III, Consultant

                 SCHEDULE I TO OPTION AGREEMENT


                 NOTICE OF ELECTION TO EXERCISE

TO:  Industrial Services of America, Inc.
     7100 Grade Lane
     Louisville, KY  40213

The Undersigned Purchaser hereby elects to purchase      shares
                                                    ----
(the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. (the "Corporation") pursuant to the terms of the Stock Option Agreement - Maxwell (the "Option"), dated as of March 31, 1995 and executed on June 26, 1996, by and between the undersigned and the Corporation, (which Option must be surrendered with this Notice of Election To Exercise).

Payment In Full (U.S. Funds) is hereby tendered in the aggregate
sum of $              , which sum represents Shares (maximum
        --------------
100,000) times the per Share purchase price of $.50 by:

  ( ) Certified Check or ( ) Federal Funds Wire Transfer to the Corporation's depository bank in accordance with your prior written instructions.
  ( )  By Delivery vs Payment at:
                                 --------------------------------
                    or Account #:
                                 --------------------------------

You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:
     ------------------------------------------------------------
Street:                                     Number of Shares:
       -----------------------------------                   ----
City:                        State:               Zip:
     ----------------------        -------------      -----------

     Social Security or Tax I.D. Number:
                                        -------------------------

Purchaser acknowledges that no formal memorandum, prospectus or offering document of any kind has been delivered by the Corporation with specific regard to this Option exercise. However, by virtue of the Purchaser's consulting relationship with, and activities on behalf of the Corporation, sufficient business and other information has been made available by the Corporation to enable Purchaser to fully evaluate the investment potential of the Shares being acquired. The Corporation's representatives have provided information and answered all material questions.

Date:                 , 199
     -----------------     --   ---------------------------------

If no registration statement as to the Option and the Shares is effective as of the date of exercise, include the following paragraph:

     The purchaser represents and warrants that it is purchasing the Shares for investment and not with a view to distribution thereof and understands and acknowledges that the Stock
Certificate(s) representing the Shares shall bear the following legend:

          The shares represented by this certificate have not been registered or qualified for sale under the Securities Act of 1933, as amended (the "Act"), or any state securities or blue sky laws, and may not be sold, transferred or otherwise disposed of except pursuant to an exemption from registration or qualification thereunder. The Corporation may require, as a condition to transfer of this certificate, an opinion of counsel satisfactory to the Corporation to the effect that such transfer will not be in violation of the Act or any such laws.

                          EXHIBIT 4(b)
                          ------------

                           EXHIBIT "B"
                           -----------

100,000 Shares                               Exercise Price: $.50
- --------------                               --------------------

                STOCK OPTION AGREEMENT - MAXWELL

THIS STOCK OPTION AGREEMENT - MAXWELL (the "Option Agreement") made and effective as of the 31st day of March 1995 (the "Effective Date"), between INDUSTRIAL SERVICES OF AMERICA, INC., herein referred to as the "CORPORATION", being incorporated under the laws of the State of Florida, maintaining its principal place of business at 7100 Grade Lane, Louisville, Kentucky 40213; and Douglas I. Maxwell, III, herein referred to as "CONSULTANT", of 245 Chenoweth Lane, Louisville, Kentucky 40207.

WITNESSETH:

WHEREAS, the variety of services rendered by Consultant, including general business, management and business opportunity evaluation, merger and acquisition "finder" services, represents an important and valuable aid to the conduct of the Corporation's business enterprise, and as such Corporation deems it to be in the best interests of the Corporation to secure the services of Consultant; and

WHEREAS, the Corporation desires to enter into this Option
Agreement with the Consultant containing the terms and conditions hereinafter set forth, and to grant to Consultant an option to purchase shares of the Common Stock of the Corporation.

NOW, THEREFORE, in consideration of the promises and mutual agreements of the parties herein contained, and for other good and valuable consideration, the parties agree as follows:

     1. GRANT OF OPTION. In consideration of the foregoing, the Corporation hereby grants and issues to Consultant the right at his option (hereinafter referred to as the "Option") to purchase up to an aggregate of 100,000 Shares of Common Stock ($.01 par value) of the Corporation at a price of $.50 per share all of which Option shall be exercisable, in whole or in part at any time within twenty-four (24) months from the Effective Date hereof (the "Expiration Date").

          1.1 ANTI-DILUTION PROVISION. The number of shares underlying the option shall be proportionately increased in the event that the Corporation causes to be issued additional Shares in the form of a stock dividend, stock splits, option exercise at less than book value (with the exception of the exercise of options under the Stock Option Agreement-Sullivan, dated March
31, 1995, by and between the Corporation and Neil C. Sullivan), or other such reclassification; or conversely, proportionately decreased in the event of a reverse split or reclassification.
In the event that stockholders of the Corporation are granted the right to purchase additional shares from the proceeds of a cash dividend by the Corporation, such event shall be treated as a stock dividend as relates to the option.

     2. METHOD OF EXERCISING OPTION. The Option may be exercised, in whole, or in part at any time prior to 3:00 p.m. Louisville, Kentucky Time on the Expiration Date, by giving written notice to the Corporation to that effect. The Option evidenced hereby shall be exercisable by the delivery to and receipt by the Corporation of (a) this original Option Agreement
(b) a written Notice of Election to Exercise (the "Notice of Election") in the form set forth on the Schedule I to Option Agreement, to this option, attached hereto and incorporated herein by reference, specifying the number of Shares to be purchased in not less than one thousand (1,000) share denominations (c) payment of the full purchase price, either by federal funds wire transfer to the bank depository to be specified by the Corporation or by certified check, U.S. funds, payable to the order of the Corporation, or on such other terms as may be acceptable to the Corporation. If the Notice of Exercise is for less than the total of 100,000 Shares, and the time for exercise has not expired, the Corporation shall provide the Consultant with a new or revised Option Agreement for the balance of the Shares then remaining unexercised, upon the same terms and conditions as stated herein.

     3. CORPORATION'S REPRESENTATION. The Corporation represents that it will use its best efforts to prepare, file, and maintain with the appropriate regulatory authorities an effective Registration Statement on Form S-8, or other applicable form, for the shares of its Common Stock underlying the Option granted by this Option Agreement, such Form S-8 to allow for the immediate resale of the shares subject to the Option Agreement. In addition in connection with any registration statement of the Corporation to be used to offer and sell shares of the Common Stock ($.01 par value) of the Corporation for cash, Consultant is hereby granted piggyback registration rights in connection with any registration statements of the Corporation to be used to offer and sell shares of the Common Stock $.01 par value of the Corporation for cash. Consultant may serve written notice upon the Corporation and request that all or part of the underlying shares of Common Stock be included in the first such registration statement which the Corporation shall prepare and file with the Securities and Exchange Commission subsequent to the date hereof satisfying the prior conditions hereof. The number of shares of the Common Stock subject to the option that may be included in any such registration statement shall be the sole decision of any underwriter selected by the Corporation for the offer and sale of the shares of the Common Stock of the Corporation included in the registration statement of the Corporation for which the

Consultant has piggyback registration rights. All expenses associated with the registration of the option and the underlying shares of Common Stock shall be borne solely by the Corporation.

     4. RESTRICTION AGAINST ASSIGNMENT. Except as otherwise expressly provided above, Consultant agrees on behalf of himself and of any other person or persons claiming any benefits by virtue of this Option Agreement, that this Option Agreement and the rights, interests and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Consultant or any other person claiming under Consultant by virtue hereof. Such rights, interests or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, or hypothecation, or other disposition of this Option Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy or any attachment or similar process thereupon, shall be null and void and without any legal effect.

     5. NOTICES. All notices required to be given by either party shall be in writing and delivered by registered, certified or overnight express mail, return receipt requested, to the party being noticed at the address set forth in the first paragraph of this Option Agreement. Any notice to the Corporation shall be addressed to the attention of the President. Any notice to the Corporation shall be addressed to the attention of the President. Either party may effect a change in such address by a prior written notice.

     6.   BINDING ACCEPTANCE.  By acceptance of this signed
Option Agreement, the Consultant does hereby agree to be bound by all of the terms and conditions set forth herein.

     7. GOVERNING LAW. This Option Agreement shall be construed under the laws of the Commonwealth of Kentucky.

     8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. This Option Agreement has been entered into in the Commonwealth of Kentucky and validity, interpretation and legal effect of this Option Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Option
Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration Association. Any action or other proceeding which involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon you by delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Option Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky. Notwithstanding the foregoing, if we become a party in any action or proceeding, including without limitation, any arbitration instituted by any third party in any court or forum or in any matter as to which we may be entitled to indemnification by you under this Option Agreement or otherwise, you hereby irrevocably consent to the jurisdiction of each such court or other forum, wherever located, and you agree not to raise the defenses of lack of jurisdiction, lack of venue or forum non conveniens or any similar grounds.

     9. TOTAL AGREEMENT. This Option Agreement is the entire agreement between the parties hereto relating to the subject matter hereof. This Option Agreement rescinds any and all prior agreements and understandings between the parties with respect to the subject matter covered in this Option Agreement

IN WITNESS WHEREOF, the Corporation has executed this Option
Agreement by its duly authorized corporate officer on the 26th day of June, 1996 to be effective retroactive to the Effective Date.


                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         By: /s/ Harry Kletter
                            -------------------------------------

                         Title:  President
                               ----------------------------------


                         Accepted By:


                         /s/ Douglas I. Maxwell, III
                         ----------------------------------------
                         Douglas I. Maxwell, III, Consultant

                 SCHEDULE I TO OPTION AGREEMENT


                 NOTICE OF ELECTION TO EXERCISE

TO:  Industrial Services of America, Inc.
     7100 Grade Lane
     Louisville, KY  40213

The Undersigned Purchaser hereby elects to purchase      shares
                                                    ----
(the "Shares") of the Common Stock ($.01 par value) of Industrial Services of America, Inc. (the "Corporation") pursuant to the terms of the Stock Option Agreement - Maxwell (the "Option"), dated as of March 31, 1995 and executed on June 26, 1996, by and between the undersigned and the Corporation, (which Option must be surrendered with this Notice of Election To Exercise).

Payment In Full (U.S. Funds) is hereby tendered in the aggregate
sum of $              , which sum represents Shares (maximum
        --------------
100,000) times the per Share purchase price of $.50 by:

  ( ) Certified Check or ( ) Federal Funds Wire Transfer to the Corporation's depository bank in accordance with your prior written instructions.
  ( )  By Delivery vs Payment at:
                                 --------------------------------
                    or Account #:
                                 --------------------------------

You are hereby requested to issue a certificate representing the Shares in the name(s), and to the address(es) as specified below:

Name:
     ------------------------------------------------------------
Street:                                     Number of Shares:
       -----------------------------------                   ----
City:                        State:               Zip:
     ----------------------        -------------      -----------

     Social Security or Tax I.D. Number:
                                        -------------------------

Purchaser acknowledges that no formal memorandum, prospectus or offering document of any kind has been delivered by the Corporation with specific regard to this Option exercise. However, by virtue of the Purchaser's consulting relationship with, and activities on behalf of the Corporation, sufficient business and other information has been made available by the Corporation to enable Purchaser to fully evaluate the investment potential of the Shares being acquired. The Corporation's representatives have provided information and answered all material questions.

Date:                 , 199
     -----------------     --   ---------------------------------

If no registration statement as to the Option and the Shares is effective as of the date of exercise, include the following paragraph:

     The purchaser represents and warrants that it is purchasing the Shares for investment and not with a view to distribution thereof and understands and acknowledges that the Stock
Certificate(s) representing the Shares shall bear the following legend:

          The shares represented by this certificate have not been registered or qualified for sale under the Securities Act of 1933, as amended (the "Act"), or any state securities or blue sky laws, and may not be sold, transferred or otherwise disposed of except pursuant to an exemption from registration or qualification thereunder. The Corporation may require, as a condition to transfer of this certificate, an opinion of counsel satisfactory to the Corporation to the effect that such transfer will not be in violation of the Act or any such laws.

                           EXHIBIT 5.1
                           -----------

                        STITES & HARBISON
                      400 West Market Street
                            Suite 1800
                 Louisville, Kentucky  40202-3352
                    Telephone:  (502) 587-3400
                    Facsimile:  (502) 587-6391

                          June 26, 1996




Industrial Services of America, Inc.
7100 Grade Lane
P.O. Box 32428
Louisville, Kentucky  40232

     Re: 100,000 Shares of Industrial Services of America, Inc., a Florida corporation, $.01 Par Value Common Stock to be Issued in Accordance with Independent Consulting Services Agreement - Maxwell, Confidential Information and Non-Competition Agreement Independent Contractor - Maxwell and Stock Option Agreement - Maxwell on Form S-8 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel for Industrial Services of America, Inc. (the "Company"), a Florida corporation, in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement"), relating to the registration by the Company under the Securities Act of 1933, as amended (the "Act"), of 100,000 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), to be issued by the Company, in accordance with (i) the Independent Consulting Services Agreement - Maxwell (the "Consulting Agreement"), dated as of March 31, 1995, by and between the Company and Douglas I. Maxwell, III (the "Consultant"), (ii) the Confidential Information and Non-Competition Agreement Independent Contractor
- - Maxwell (the "Non-Compete Agreement"), dated as of March 31, 1995, by and between the Company and the Consultant, and (iii) the Stock Option Agreement - Maxwell (the "Option Agreement"), dated as of March 31, 1995, by and between the Company and the Consultant. Each of the Consulting Agreement, the Non-Compete Agreement and the Option Agreement, although effective as of March 31, 1995, has been executed on June 26, 1996.

Industrial Services of America, Inc.
June 26, 1996
Page 2


     In connection with this opinion, we have considered such matters of law and examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents, including, but not limited to, the Consulting Agreement, the Non-Compete Agreement and the Option Agreement, and corporate and other records and have obtained such certificates, letters, representations and information from the officers, directors and employees of the Company and from others as we have deemed necessary or appropriate to enable us to render the opinions expressed herein.

     Based upon and in reliance upon the foregoing, and subject to the qualifications and assumptions set forth below, it is our opinion that, when (a) the Registration Statement has become effective in accordance with the Act and the rules and regulations thereunder and the provisions of such state securities or "blue sky" laws as may be applicable have been complied with, and (b) the Common Stock has been duly delivered against payment therefor, the Common Stock to be issued by the Company will be legally issued, fully paid and nonassessable.

     Our opinion is limited by and subject to the following:

     (a) In rendering our opinion we have assumed that, at the time of the issuance and sale of the Common Stock, the Company will be a corporation validly existing and in good standing under the laws of the State of Florida.

     (b) In our examination of all documents, certificates and records, we have assumed without investigation the authenticity and completeness of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity and completeness of the originals of all documents submitted to us as copies. We have also assumed the genuineness of all signatures, the legal capacity of natural persons, the authority of all persons executing documents on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.

     (c) Our opinion is based solely on and limited to the Florida Business Corporation Act and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction.

Industrial Services of America, Inc.
June 26, 1996
Page 3


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                              Very truly yours,


			      STITES & HARBISON

                          EXHIBIT 10.1
                          ------------

                            EXHIBIT A
                            ---------

     CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT
     ------------------------------------------------------
                INDEPENDENT CONTRACTOR - MAXWELL
                --------------------------------


This CONFIDENTIAL INFORMATION AND NON-COMPETITION AGREEMENT -
MAXWELL is made by and between INDUSTRIAL SERVICES OF AMERICA, INC. (the "Corporation") and Douglas I. Maxwell, III, 245
Chenoweth Lane, Louisville, Kentucky 40207 (the "Consultant") as of the 31st day of March, 1995.

I.   DEFINITIONS
     -----------

The following terms, as used in this Agreement, shall have the following meanings:

     1.1 "Agreement" shall mean this Confidential Information and Non-Competition Agreement - Maxwell.

     1.2 "Confidential and Proprietary Information" shall mean any and all secret, confidential, proprietary, or private information, including, without limitation, any trade secrets, patents, patents applied for, copyrights, customers, suppliers, financial information, manufacture, fabricating procedures, specifications, business plans, data records, and other information, whether considered confidential or not, of which Contractor shall have obtained knowledge in his position of employment with Corporation, whether before or after this Agreement is signed.

     1.3 "Consultant" shall mean Douglas I. Maxwell, III a party to this Agreement, who is located at 245 Chenoweth
          Lane, Louisville, Kentucky 40207.

     1.4  "Corporation" shall mean Industrial Services of
          America, Inc., a Florida corporation, with its principal office and place of business located at 7100
          Grade Lane, Louisville, Kentucky, 40213.

     1.5 "Parties" shall mean the Consultant and the Corporation.

     1.6  "Party" shall mean the Consultant or the Corporation.


II.  PURPOSE OF THIS AGREEMENT
     -------------------------

     2.1 Corporation is engaged, among things, in the provision of waste management consulting and management services, and the sale of related products. In its business,

          Corporation utilizes sophisticated technology, which technology includes, but is not limited to, Confidential and Proprietary Information.

     2.2 The Parties acknowledge that Consultant, during his employment with Corporation, may acquire Confidential and Proprietary Information which, under no circum-stances, should be disclosed to others during or after termination of Consultant's employment relationship with Corporation. Therefore, Corporation desires to obligate Consultant in this regard to the terms and conditions of this Agreement, and Consultant is willing to be obligated accordingly.


III. CONSIDERATION
     -------------

In consideration of entering into this Agreement, Consultant is providing services for the Corporation.


IV.  CONFIDENTIAL INFORMATION
     ------------------------

     4.1 All Confidential and Proprietary Information of Corporation, possession of which shall have come to Consultant at any time, are by this Agreement agreed to be the property of Corporation, and upon Corporation's request or upon termination of Consultant's employment with Corporation, Consultant shall deliver to Corporation immediately any and all documents relating to same. Upon termination of Consultant's employment with Corporation, all written information of any kind whatsoever concerning Corporation's Confidential and Proprietary information (including, but not limited to, computer programs) and all copies of any and all of the foregoing which may be in Consultant's possession, or over which Consultant may have control, shall be delivered by Consultant to Corporation immediately, with no demand therefore being required except that Consultant may retain copies of his/her own work product the use of which shall be governed by the terms hereof. Consultant acknowledges that all such documents and information are, at all times, the property of Corporation, and constitute trade secret and proprietary information and property belonging to Corporation.

     4.2 It is understood and agreed that the various materials and tools provided by Corporation and/or which are utilized by Consultant in the performance of his/her duties and responsibilities are and shall remain the property of Corporation.

V.   COVENANT NOT TO COMPETE
     -----------------------

     5.1 Following the termination of his employment hereunder, Consultant agrees that he will not, directly or indirectly, represent that he is, in any way, connected with or interested in the business of Corporation, or either for his own account or for the account of any other person, firm, or corporation, solicit, interfere with, or endeavor to entice away from Corporation any employee or sales agent of Corporation.

     5.2 During the term of his employment hereunder and for a period three (3) years after the termination of his employment hereunder (such period not to include any period of violation or period of time required for litigation to enforce the covenant), Consultant shall not, directly or indirectly, engage in any employment or business as an independent contractor, sales representative, employee, officer, or director competitive with the business of Corporation within the Commonwealth of Kentucky and states contiguous thereto (the "Territory").

     5.3 It is recognized that Corporation conducts its business, consulting, marketing, promoting, and selling Corporation's products and services throughout the Territory and that the three (3) year restriction throughout said Territory is absolutely necessary to give effect to this Agreement, and is a reasonable restriction by Agreement.

     5.4 It is agreed and understood that the purpose of this limitation is for the protection of Corporation in that Consultant will have access to Corporation's customers and information in relation to its business, including Confidential and Proprietary Information, and therefore, competition within the Territory in the time period set forth above would be detrimental to Corporation and undermine the purpose of this Agreement. This employment limitation, however, is limited to employment or business which competes with Corporation's business activities, and is not meant to deprive Consultant from being employed by Corporation, or otherwise in the management or ownership of any business so long as the nature of said business or ownership duties do not compete with the business or Corporation. Consultant recognizes the legitimacy and reasonableness of this restriction and agrees to be bound thereby.

VI.  MISCELLANEOUS
     -------------

     6.1 This Agreement shall be binding upon the Parties hereto and their respective successors and assigns of Corporation.

     6.2 Consent to Jurisdiction and Service of Process. This Agreement has been entered into in the Commonwealth of Kentucky and the validity, interpretation and legal effect of this Agreement will be governed by the laws of the Commonwealth of Kentucky applicable to contracts entered into within the Commonwealth of Kentucky. Any dispute under this Agreement shall be resolved by arbitration conducted in the City of Louisville and the Commonwealth of Kentucky by the American Arbitration
          Association.   Any action or other proceeding which
          involves such a controversy will be brought only in said jurisdiction, and not elsewhere, and the parties hereto waive any objections on the grounds of lack of jurisdiction, lack of venue, or forum non conveniens or any similar grounds. Any process including, without limitation, any summons or subpoena in any such action or proceeding may, among other methods, be served upon you by delivering it or mailing it, by registered or certified mail, directed to the address on page one (1) of this Agreement. Any such delivery or mail service will be deemed to have the same force and effect as personal service within the Commonwealth of Kentucky. Notwithstanding the foregoing, if we become a party in any action or proceeding, including without limitation, any arbitration instituted by any third party in any court or forum or in any matter as to which we may be entitled to indemnification by you under this Agreement or otherwise, you hereby irrevocably consent to the jurisdiction of each such court or other forum, wherever located, and you agree not to raise the defenses of lack of jurisdiction, lack of venue or forum non conveniens or any similar grounds.

     6.3 Any violation by Consultant of his obligations hereunder, whether during or subsequent to his employment hereunder, shall, in addition to any other relief which may be recoverable, entitle Corporation to an immediate injunction and restraining order to prevent such violations or continued violation without having to prove damages. It is agreed that any such violation will cause Corporation irreparable damage for which Corporation shall have a remedy by injunction and restraining order. Such violation by Consultant shall further subject Consultant to pay any and all reasonable expenses incurred by Corporation in connection with the enforcement of Corporation's rights hereunder including but not limited to reasonable attorney's fees. Notwithstanding the foregoing, Consultant shall be entitled to contest the proceedings contemplated herein.

     6.4 If Corporation fails to take action for any violation of this Agreement, such failure shall not constitute a waiver or estoppel as to said violation of applicable provisions, but Corporation shall have the right to enforce or take such action for any prior violation or future violation without being subjected to the defense of waiver or estoppel as to said violation of applicable provision, but Corporation shall have the right to enforce or take such action for any prior violation or future violation without being subjected to the defense of waiver or estoppel.

     6.5 If any provision or clause of this Agreement, or application thereof, is held to be invalid by act of any court or legislature, such invalidity shall not affect the provisions of applications of this Agreement which may be given effect without the invalid provision or application, and to this end, the provisions of this Agreement are to be construed as severable.

     6.6 This Agreement may not, on behalf of, or in respect to either Party be changed, modified, released, discharged, abandoned, or otherwise terminated, in whole or in part, except by an instrument in writing signed by Consultant and an authorized officer of Corporation.

     6.7 This Agreement constitutes the entire agreement between the Parties hereto with respect to this subject matter and shall be deemed to wholly cancel, terminate, and supersede any agreement, written or oral, heretofore entered into between the Parties pertaining thereto.

     6.8 This Agreement is the entire agreement between the parties hereto relating to the subject matter hereof. This Agreement rescinds any and all prior agreements and understandings between the parties with respect to the subject matter covered in this Agreement.


                         INDUSTRIAL SERVICES OF AMERICA, INC.


                         /s/ Harry Kletter
                         ----------------------------------------
                              HARRY KLETTER, PRESIDENT

                         AGREED TO:


                         BY: /s/ Douglas I. Maxwell, III
                            -------------------------------------
                              DOUGLAS I. MAXWELL, III, CONSULTANT

                          EXHIBIT 23.2
                          ------------

                 CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Industrial Services of America, Inc. Independent Consulting Services Agreement and Stock Option Agreement of our report dated February 9, 1996, which appears on page F-1 of the annual report on Form 10-KSB of Industrial Services of America, Inc. for the year ended December 31, 1995.


/s/ Mather, Hamilton & Co.
- ---------------------------
MATHER, HAMILTON & CO.


Louisville, Kentucky
June 26, 1996